Intellinetics, Inc. Reports Third Quarter

and Nine-Month Results

Revenue Growth Over Second Quarter

COLUMBUS, OH – (November 14, 2019) – Intellinetics, Inc. (OTCQB: INLX), a cloud-based document solutions provider, announced financial results for the three and nine months ended September 30, 2019.

2019 Third Quarter Financial Highlights

●	Highest third quarter Total Revenue since inception.
●	Total Revenue increased 18% sequentially from Q2 2019.
●	Total Revenue increased 12% from Q3 2018.
●	Software as a Service Revenue increased 23% from Q3 2018.
●	Net Loss of $398,753.
●	Adjusted EBITDA Loss of $92,833, a decrease of 55% from Q3 2018.

2019 Nine Month Financial Highlights

●	Total Revenue increased 9% from the same period in 2018.
●	Software as a Service Revenue increased 22% from the same period in 2018.
●	Net Loss of $1,542,268.
●	Adjusted EBITDA Loss of $547,727, a decrease of 39% from the same period in 2018.

Summary – 2019 Third Quarter Results

Revenues for the three months ended September 30, 2019 were $755,568 as compared with $673,111 for the same period in 2018, and as compared with $640,608 for Q2 2019. Intellinetics reported a net loss of $398,753 and $479,916 for the three months ended September 30, 2019 and 2018, respectively, representing a decrease in net loss of $81,163. The decreased net loss was a result of higher revenue, driven by higher software, software as a service, and professional services compared to 2018, partially offset by lower third party software, as well as lower cost of revenues partially offset by higher operating expenses. Net loss per share for the three months ended September 30, 2019 and 2018 was ($0.02) and ($0.03), respectively.

Summary – 2019 Nine-month Results

Revenues for the nine months ended September 30, 2019 were $1,911,561 as compared with $1,748,161 for the same period in 2018. Intellinetics reported a net loss of $1,542,268 and $1,787,877 for the nine months ended September 30, 2019 and 2018, respectively, representing a decrease in net loss of $245,609. The decreased net loss was a result of higher revenue, driven by higher professional services, software as a service, software, and maintenance compared to 2018, partially offset by lower third party software, as well as lower cost of revenues and slightly lower operating expenses. Net loss per share for the nine months ended September 30, 2019 and 2018 was ($0.08) and ($0.10), respectively.

2019 Highlights

●	The third quarter of 2019 was the strongest-ever third-quarter revenue for us, driven by software and professional services projects.

a.	The third quarter of 2019 was the second highest revenue quarter in company history, and the best since the fourth quarter of 2012.
b.	Additionally, the gross profit margins improved year over year. Along with the increased sales revenue, the profit contribution grew.

●	Our commitment to the Human Services Provider market continued with the launch of two solutions:

a.	Our advanced Incident Case Management System, which vastly enhanced compliance and organization transparency regarding the status of incidents, enabling our customers to make better decisions in providing service to their consumers.
b.	Our ground-breaking Electronic Visit Verification (EVV) solution module, built to take advantage of current mobile and voice technology and be compatible with any back-end agency management system, or with no back-end system at all.

●	Our continued investment in enhancing the security of our platform for all users, as well as help our customers improved their systems through strategic collaboration.
●	We continue to expand and enhance our partnerships with solutions providers, including health care and education, as well as participation in relevant associations.

James F. DeSocio, President & CEO of Intellinetics, stated, “I am pleased that our focused market strategy is beginning to be reflected in our results. Continuing from the prior quarter, our revenues grew the most recent quarter and the ongoing revenue mix shifted towards our own internal software and away from third party solution integrations resulting in higher margins for us. Our backlog of orders remains strong, which reflects our steady commitment to the Human Service Provider, state and local government, and education markets, where we not only maintain our exemplary customer service, but we also innovate, as reflected in the timely solutions we bring to market.”

“To illustrate our innovation, I can point to both our Incident Case Management System as well as our recently released EVV solution, which is superior to other offerings in the marketplace due to the value from its ease of use, transparency of information, and control. These sorts of innovations underscore our commitment to empowering our clients,” DeSocio concluded.

About Intellinetics, Inc.

Intellinetics, Inc., located in Columbus, Ohio, is a cloud-based content services software provider. Its IntelliCloud™ suite of solutions serve a mission-critical role for organizations in highly regulated, risk and compliance-intensive markets in Healthcare, K-12, Public Safety, Public Sector, Risk Management, Financial Services and beyond. IntelliCloud solutions make content secure, compliant, and process-ready to drive innovation, efficiencies and growth. For additional information, please visit www.intellinetics.com.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding future business and new revenues associated with any industry, market, initiative, service or innovation; Intellinetics’ future revenues, revenue consistency, growth and long-term value, including trends in revenue growth and mix; growth of software as a service, professional services, and maintenance revenue; market penetration; execution of Intellinetics’ business plan, strategy, direction and focus; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth, financial results, and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions, trends in the products markets, variations in Intellinetics’ cash flow or adequacy of capital resources, market acceptance risks, the success of Intellinetics’ solutions providers, including human services, health care, and education, technical development risks, and other risks, uncertainties and other factors discussed from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including in Intellinetics’ most recent annual report on Form 10-K as well as subsequently filed reports on Form 10-Q and Form 8-K. Intellinetics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics on its website at www.intellinetics.com or at www.sec.gov.

CONTACT:

Joe Spain, CFO

Intellinetics, Inc.

614.921.8170 investors@intellinetics.com

Continued

Non-GAAP Financial Measure

Intellinetics uses non-GAAP Adjusted EBITDA as a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (GAAP).

A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. Intellinetics urges investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Loss, which is included in this press release, and not to rely on any single financial measure to evaluate Intellinetics’ financial performance.

We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. We define “Adjusted EBITDA” as earnings before interest expense, any income taxes, depreciation and amortization expense, share-based compensation, note conversion and note offer warrant expense, and gain or loss on debt retirement.

Reconciliation of Net Loss to Adjusted EBITDA

	For the Three Months Ended September 30,
	2019	2018
Net loss - GAAP	$(398,753)	$(479,916)
Interest expense, net	245,156	206,642
Depreciation and amortization	1,901	2,429
Share-based compensation	58,863	62,358
Adjusted EBITDA	$(92,833)	$(208,487)

Reconciliation of Net Loss to Adjusted EBITDA

	For the Nine months Ended September 30,
	2019	2018
Net loss - GAAP	$(1,542,268)	$(1,787,877)
Interest expense, net	717,650	634,978
Depreciation and amortization	5,908	7,007
Share-based compensation	270,983	244,168
Adjusted EBITDA	$(547,727)	$(901,724)

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018

Revenues:
Sale of software	$170,738	$64,986	$179,590	$140,138
Software as a service	214,237	173,515	643,402	527,697
Software maintenance services	248,343	251,660	753,692	740,527
Professional services	116,696	57,294	311,101	168,849
Third Party services	5,554	125,656	23,776	170,950

Total revenues	755,568	673,111	1,911,561	1,748,161

Cost of revenues:
Sale of software	1,469	33,757	4,479	64,290
Software as a service	67,643	75,266	195,911	220,953
Software maintenance services	17,894	23,794	67,813	74,395
Professional services	56,207	22,303	129,527	58,445
Third Party services	4,477	106,638	22,529	150,837

Total cost of revenues	147,690	261,758	420,259	568,920

Gross profit	607,878	411,353	1,491,302	1,179,241

Operating expenses:
General and administrative	510,817	446,224	1,570,835	1,583,059
Sales and marketing	248,757	235,974	739,177	742,074
Depreciation	1,901	2,429	5,908	7,007

Total operating expenses	761,475	684,627	2,315,920	2,332,140

Loss from operations	(153,597)	(273,274)	(824,618)	(1,152,899)

Interest expense, net	(245,156)	(206,642)	(717,650)	(634,978)

Net loss	$(398,753)	$(479,916)	$(1,542,268)	$(1,787,877)

Basic and diluted net loss per share:	$(0.02)	$(0.03)	$(0.08)	$(0.10)

Weighted average number of common shares outstanding - basic and diluted	18,524,878	17,729,421	18,510,256	17,726,083

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Balance Sheets

ASSETS

	(Unaudited)
	September 30,	December 31,
	2019	2018
Current assets:
Cash	$303,080	$1,088,630
Accounts receivable, net	348,993	135,739
Prepaid expenses and other current assets	127,041	162,495

Total current assets	779,114	1,386,864

Property and equipment, net	8,712	9,131
Right of use asset	107,567	-
Other assets	10,284	10,284
Total assets	$905,677	$1,406,279

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$373,919	$308,121
Lease liability - current	46,309	-
Deferred revenues	672,716	723,619
Deferred compensation	130,089	165,166
Notes payable - related party - current	12,185	46,807
Total current liabilities	1,235,218	1,243,713
Long-term liabilities:
Notes payable	3,291,204	3,144,926
Notes payable - related party - net of current portion	1,090,585	1,045,937
Lease liability - net of current portion	65,167	-
Other long-term liabilities	1,025,380	502,295

Total long-term liabilities	5,472,336	4,693,158

Total liabilities	6,707,554	5,936,871

Stockholders’ deficit:
Common stock, $0.001 par value, 75,000,000 shares authorized; 18,524,878 and 17,729,421 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	31,528	30,733
Additional paid-in capital	14,371,648	14,101,460
Accumulated deficit	(20,205,053)	(18,662,785)
Total stockholders’ deficit	(5,801,877)	(4,530,592)
Total liabilities and stockholders’ deficit	$905,677	$1,406,279

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended September 30,
	2019	2018

Cash flows from operating activities:
Net loss	$(1,542,268)	$(1,787,877)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,908	7,007
Bad debt expense	14,340	2,398
Amortization of deferred financing costs	137,888	186,646
Amortization of beneficial conversion option	53,038	184,541
Amortization of right of use asset	30,982	-
Stock issued for services	87,500	57,500
Stock options compensation	183,483	186,668
Changes in operating assets and liabilities:
Accounts receivable	(227,594)	100,848
Prepaid expenses and other current assets	35,454	(37,899)
Right of use asset	(138,549)	-
Accounts payable and accrued expenses	65,798	(10,194)
Lease liability, current and long-term	111,476	-
Deferred compensation	(35,077)	(35,077)
Other long-term liabilities	523,085	236,634
Deferred revenues	(50,903)	(14,932)
Total adjustments	796,829	864,140
Net cash used in operating activities	(745,439)	(923,737)

Cash flows from investing activities:
Purchases of property and equipment	(5,489)	(3,410)

Cash flows from financing activities:
Payment of deferred financing costs	-	(130,841)
Proceeds from notes payable	-	900,000
Proceeds from notes payable - related parties	-	400,000
Repayment of notes payable - related parties	(34,622)	(34,655)
Net cash (used in)/provided by financing activities	(34,622)	1,134,504

Net (decrease) increase in cash	(785,550)	207,357
Cash - beginning of period	1,088,630	1,125,921
Cash - end of period	$303,080	$1,333,278

Supplemental disclosure of cash flow information:
Cash paid during the period for interest and taxes	$6,241	$32,207

Supplemental disclosure of non-cash financing activities:
Discount on notes payable for warrants	-	44,548
Discount on notes payable - related parties for warrants	-	19,799